As Filed with the Securities and Exchange Commission on June 16, 2011

Registration No. 333-145251

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HUGHES COMMUNICATIONS, INC.
HUGHES NETWORK SYSTEMS, LLC
HNS FINANCE CORP.

Subsidiary Guarantors Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Hughes Communications, Inc.	Hughes Network Systems, LLC	HNS Finance Corp.
Delaware	Delaware	Delaware
(State or other jurisdiction of	(State or other jurisdiction of	(State or other jurisdiction of
incorporation or organization)	incorporation or organization)	incorporation or organization)

13-3871202	11-3735091	56-2571546
(IRS Employer Identification No.)	(IRS Employer Identification No.)	(IRS Employer Identification No.)

11717 Exploration Lane, Germantown, Maryland 20876
(301) 428-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive officers)

Dean A. Manson

Senior Vice President, General Counsel and Secretary

Hughes Communications, Inc.

11717 Exploration Lane

Germantown, Maryland 20876

(Name and address of agent for service)

(301) 428-5500

(Name, address, including zip code, and telephone number, including area, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Schedule A

Subsidiary Guarantors

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. employer identification no.	Commission File Nos.	Address, including zip code, and telephone number, including area code, of registrant’s principal executive officers
Hughes Network Systems International Service Company	Delaware	52-1691571	333-145251-04	11717 Exploration Lane Germantown, MD 20876 (301) 428-5500

HNS Real Estate, LLC	Delaware	20-2712714	333-145251-03	11717 Exploration Lane Germantown, MD 20876 (301) 428-5500

HNS-India VSAT, Inc.	Delaware	52-1755631	333-145251-02	11717 Exploration Lane Germantown, MD 20876 (301) 428-5500

HNS-Shanghai, Inc.	Delaware	52-1720113	333-145251-01	11717 Exploration Lane Germantown, MD 20876 (301) 428-5500

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-145251) (as amended the “Registration Statement”) filed by Hughes Communications, Inc (“Hughes”), Hughes Network Systems, LLC, HNS Finance Corp. and the subsidiary guarantors listed in Schedule A (together, the “Registrants”) with the Securities and Exchange Commission which was declared effective by the Securities and Exchange Commission on November 19, 2007 and expired on November 19, 2010.

On February 13, 2011, Hughes entered into an Agreement and Plan of Merger with EchoStar Corporation, a Nevada corporation (“EchoStar”), EchoStar Satellite Services L.L.C., a Colorado limited liability company, and Broadband Acquisition Corporation, a Delaware corporation (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub merged with and into Hughes (the “Merger”), with Hughes continuing as the surviving entity, which became a wholly owned subsidiary of EchoStar.  The closing for the Merger has occurred, and the Merger became effective on June 8, 2011 pursuant to the Certificate of Merger filed on the same date with the Secretary of State of the State of Delaware.  As a result, the Registrants have terminated all offerings of their securities pursuant to the Registration Statement.  In accordance with undertakings made by the Registrants in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities registered pursuant to the Registration Statement that remain unsold at the termination of the offering, the Registrants hereby remove from registration all securities registered under the Registration Statement but not sold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on June 16, 2011.

HUGHES COMMUNICATIONS, INC.

By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on June 16, 2011.

HUGHES NETWORK SYSTEMS, LLC

By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on June 16, 2011.

HNS FINANCE CORP.

By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on June 16, 2011.

HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY

By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on June 16, 2011.

HNS REAL ESTATE, LLC

By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on June 16, 2011.

HNS-INDIA VSAT, INC.

By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on June 16, 2011.

HNS-SHANGHAI, INC.

By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Vice President, General Counsel and Secretary